UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2017

American Resources Corporation
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8856 South Street, Fishers, IN	46038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (917) 685-2547

____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fi ling is intended to simultaneously satisfy the fi ling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K/A and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

In this Current Report on Form 8-K/A, “Company,” “our company,” “us,” and “our” refer to American Resources Corporation, unless the context requires otherwise.

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EXPLANATORY NOTE

This amendment relates to our Current Report on Form 8-K that was originally filed on January 20, 2017. This amendment is filed solely for the purpose of including the condensed combined financial statement pro forma relating to our acquisition of Quest Energy, Inc., the entity with which we executed a Share Exchange Agreement that was reported in the original Form 8-K under Item 1.01 - Entry into a Material Definitive Agreement. The financial statement pro forma is included below.

Item 9.01 Financial Statements and Exhibits.

99.1	Unaudited Pro Forma Condensed Combined Financial Statements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESOURCES CORPORATION

(Date) October 6, 2017	By:	/s/ Mark C. Jensen
	Name:	Mark C. Jensen
	Title:	CEO/Chairman of the Board

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